Schedule I

PLACEMENT AGENCY AGREEMENT

Wells Fargo Master Trust

Master Trust Portfolios

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

C&B Large Cap Value Portfolio

Core Bond Portfolio

Disciplined Large Cap Portfolio1

Diversified Large Cap Growth Portfolio

Emerging Markets Bond Portfolio

Emerging Growth Portfolio

Factor Enhanced Emerging Markets Portfolio

Factor Enhanced International Portfolio

Factor Enhanced Large Cap Portfolio

Factor Enhanced Small Cap Portfolio

High Yield Corporate Bond Portfolio

Index Portfolio

International Government Bond Portfolio

International Growth Portfolio

International Value Portfolio

Investment Grade Corporate Bond Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Real Return  Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Schedule I Amended:  February 28, 2018

1. On February 28, 2018, the Board of Trustees of the Wells Fargo Master Trust approved the establishment of the Disciplined Large Cap Portfolio (“Portfolio”).  The Portfolio will commence operations on or about June 1, 2018.